SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                   ----------

                            4KIDS ENTERTAINMENT, INC.

             (Exact name of registrant as specified in its charter)

         New York                                            13-2691380
--------------------------------------------------------------------------------
(State or other jurisdiction                              (I.R.S. Employer
    of incorporation)                                  Identification Number)

1414 Avenue of the Americas, New York, New York                10019
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(Address of Principal Executive Offices)                    (Zip Code)

                             2000 Stock Option Plan
                             ----------------------
                            (Full Title of the Plan)

                                 Rory A. Greiss
                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                 425 Park Avenue
                            New York, New York 10022
                   -------------------------------------------
                     (Name and address of agent for service)

                                 (212) 836-8261
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                Page 1 of 8 Pages

                         Exhibit Index Begins on Page 6

                            SECTION 10 (A) PROSPECTUS

         The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plans as specified by Rule 428 (b) (i) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets of the requirements of Section 10 (a) of the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed     Proposed
      Title of                         Maximum      Maximum
     Securities         Amount        Offering     Aggregate
        to be           to be         Price Per    Offering         Amount of
     Registered       Registered      Share (1)    Price (1)    Registration Fee
--------------------------------------------------------------------------------
   Common Shares,
   par value $.01
     per share      500,000 shares   $20.6875(2)  $10,343,750      $2,730.75

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(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Shares on the National Association of Securities Dealers Automated Quotation System, Inc. on August 29, 2000 of $20.125 per share.

      Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Commission (File No. 0-7843) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission on March 31, 2000.

      (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 filed with the Securities and Exchange Commission on May 15, 2000 and August 14, 2000, respectively.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be


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

incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interest of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Officers and Directors.

      Section 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Registrant's Certificate of Incorporation requires the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Registrant's Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Registrant. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. In March 2000, the Registrant purchased an aggregate of $25,000,000 of insurance from National Union Fire Insurance Company of Pittsburgh for indemnification of all of its directors and officers at a cost of $242,000.

Item 7. Exemption for Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit Number                            Description
-----------------      --------------------------------------------------------
       5               Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

      10 2000 Stock Option Plan - incorporated by reference to the Registrant's Definitive Proxy Statement relating to the Registrant's 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2000.

      23               Consent of Deloitte & Touche.

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

            (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,


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

                  individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)
                  (1) (i) and (a) (1) (ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 1st day of September, 2000.

                                                       4KIDS ENTERTAINMENT, INC.

                                                        By /s/ Alfred R. Kahn
                                                           ---------------------
                                                           Alfred R. Kahn
                                                           Chairman of the Board

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


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

Date:         September 1, 2000            /s/ Alfred R. Kahn
                                           ------------------------------------
                                           Alfred R. Kahn,
                                           Chairman of the Board
                                           Chief Executive Officer
                                             and Director

Date:         September 1, 2000            /s/ Joel J. Cohen
                                           ------------------------------------
                                           Joel J. Cohen,
                                           Director

Date:         September 1, 2000            /s/ Jay Emmett
                                           ------------------------------------
                                           Jay Emmett,
                                           Director

Date:         September 1, 2000            /s/ Joseph P. Garrity
                                           ------------------------------------
                                           Joseph P. Garrity,
                                           Executive Vice President, Treasurer,
                                           Principal Financial Officer and
                                           Principal Accounting Officer


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

                                  EXHIBIT INDEX

Exhibit Number                              Description
--------------         ---------------------------------------------------------
        5              Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

       10 2000 Stock Option Plan - incorporated by reference to the Registrant's Definitive Proxy Statement relating to the Registrant's 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2000.

       23              Consent of Deloitte & Touche.


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